CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 22, 2018, relating to the financial statements and financial highlights, which appears in Royce Value Trust, Inc.’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings "Financial Highlights", “Experts”, “Independent Registered Public Accounting Firm" and “Financial Statements and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

March 9, 2018